AGREEMENT OF AMENDMENT

Dated as of February 15, 2011

Reference is made to that certain Control and Collateral Agency Agreement dated as of August 20, 2010 (as from time to time amended, the “Control Agreement”) among Invesco Van Kampen Dynamic Credit Opportunities Fund (the “Borrower”), Citibank, N.A., as program agent (the “Program Agent”) and State Street Bank and Trust Company (“State Street”). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Control Agreement.

The parties hereto agree that, effective as of the date hereof, Section 3(a) of the Control Agreement shall be amended by replacing it in its entirety with the following:

“(a) Establishment of Collateral Accounts. The Securities Intermediary has established and will maintain segregated accounts, each entitled “Citibank as Secured Party-Invesco Van Kampen Dynamic Credit Opportunities Fund”, Account Number 00298950, ABA Number 011-000-028 (the “Invesco Deposit Account”). Account Number JL2X (the “Invesco Securities Account”), Account Number 00298935, ABA Number 011-000-028 (the “Avenue Deposit Account”, and together with the Invesco Deposit Account, collectively, the “Deposit Accounts”), and Account Number JL2Y (the “Avenue Securities Account” and together the Invesco Securities Account, collectively the “Securities Accounts”; the Deposit Accounts and the Securities Accounts, collectively, the “Collateral Accounts”). Each party hereto agrees that (i) each Securities Account constitutes a “securities account” within the meaning of Article 8 of the Uniform Commercial Code in effect from time to time in the State of New York (the “UCC”), (ii) each Deposit Account constitutes a “deposit account” within the meaning of Article 9 of the UCC, and (iii) all property now or hereafter held, credited or carried by, in or to the credit of the Securities Accounts (other than cash and Loan Assets) shall be treated as “financial assets” within the meaning of Section 8-102(a)(9) of the UCC. Each Collateral Account shall be maintained separately and apart from any other account or sub-account of the Borrower. For the avoidance of doubt, the Program Agent hereby acknowledges that assets issued outside the United States (“Foreign Security System Assets”) and held in the Securities Accounts (including those assets held in Euroclear or Clearstream (each a “Foreign Holding Company”)), which are held by the Securities Intermediary, a sub-custodian within the Securities Intermediary’s network of sub-custodians (each a “Sub-Custodian”) or a depository or book-entry system for the central handling of securities and other financial assets in which the Securities Intermediary or the Sub-Custodian are participants (each, a “Securities System”) may not permit the Borrower to have a security entitlement under the UCC with respect to such Foreign Security System Assets. The Securities Intermediary shall not change the name or the account number of any Collateral Account without the prior written consent of the Program Agent.”

The parties hereto agree that, effective as of the date hereof, Section 3(b) of the Control Agreement shall be amended by (i) replacing each reference to “the Securities Account” set forth therein with a reference to “a Securities Account”, and (ii) replacing each reference to “the Deposit Account” set forth therein with a reference to “a Deposit Account”.

The parties hereto agree that, effective as of the date hereof, Section 5(e)(x) of the Control Agreement shall be amended by replacing the reference to “the Securities Account” set forth therein with a reference to “any Securities Account”.

The parties hereto agree that, effective as of the date hereof, Section 9(b)(i) of the Control Agreement shall be amended by replacing the reference to “the Securities Account” set forth therein with a reference to “each Securities Account”.

The parties hereto agree that, effective as of the date hereof, Section 14 of the Control Agreement is hereby amended by replacing the information set forth therein under the heading “If to the Program Agent” with the following:

“If to the Program Agent:

If to the Program Agent:	Citibank, N.A.
390 Greenwich Street, 1st Floor
New York, New York 10013
Attention: Junette Earl
Telephone No.: (212) 723-3704
Facsimile No.: (646) 843-3661

With a copy to:	Citibank, N.A.
750 Washington Boulevard
Stamford, CT 06901
Attention: Robert Kohl
Telephone No. (203) 975-6383
Facsimile No. (914) 274-9038”.

This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

The Borrower represents and warrants to the Program Agent, the Lenders, the Secondary Lenders and the Direct Lender that immediately after giving effect to this Agreement of Amendment, (i) its representations and warranties set forth in the Credit Agreement are true and correct in all material respects (unless made with respect to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and (ii) no Default or Event of Default shall have occurred and be continuing.

THIS AGREEMENT OF AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All references in the Program Documents (as defined in the Credit Agreement) to the Control Agreement on and after the date hereof shall be deemed to refer to the Control

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Agreement as amended hereby, and the parties hereto agree that on and after the date hereof, the Control Agreement, as amended hereby, is in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A., as Program Agent			INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND

By:			By:

	Name:	JUNETTE M. EARL		Name:
	Title:	Vice President		Title:

STATE STREET BANK AND TRUST COMPANY

By:

	Name:	Michael F. Rogers
	Title:	Executive Vice President

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A., as Program Agent			INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND

By:			By:

	Name:			Name:
	Title:			Title:

STATE STREET BANK AND TRUST COMPANY

By:

	Name:	Michael F. Rogers
	Title:	Executive Vice President

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A., as Program Agent			INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND

By:			By:

	Name:			Name:
	Title:			Title:

STATE STREET BANK AND TRUST COMPANY

By:

	Name:	Michael F. Rogers
	Title:	Executive Vice President